Exhibit 4.8

[handwritten:]TFB SP – R$28MM, duplicate, OK

BANK CREDIT BILL
(1st Term of Amendment)

Through this instrument, the 1st Term of Amendment to (“Amendment”) the BANK CREDIT BILL No. 100111080022700 issued on 08/22/2011 with disbursement on 09/27/2011, in the original value of R$ 28,000,000.00 (twenty eight million reais)(henceforth referred to as the “Bond”, whether changed, rectified or ratified at any time), by the company ELETROPAULO TELECOMUNICAÇÕES LTDA, with headquarters at Av. Alfredo Egídio de Souza Aranha, 100 Bl. B 13, located in the Chacara Santo Antonio neighborhood, in the city of São Paulo, in the state of São Paulo, with registration in the Corporate Taxpayer Registry under No. 02.875.211/0001-01 (henceforth referred to simply as “ISSUER”), requests from the BANCO ITAÚ BBA S.A., a private financial institution with headquarters at Av. Brigadeiro Faria de Lima, 3400, 3rd-8th and 11th and 12th floors (partial), in the city of São Paulo, in the state of São Paulo, with registration in the Corporate Taxpayer Registry under No. 17.298.092/0001-30, (henceforth simply referred to as “CREDITOR”), that the Bond be changed according to the following terms:

1.- Every term and expression here written in capital letters, but that are not here defined, shall have the same meaning as they have been given in the Bond. Every term and expression defined may be used either in the masculine or feminine forms, and both in the singular or plural forms.

2.- Due to the ISSUER’s change of corporate name, the Parties decide to change Table I from the Bond’s Preface, which shall hereafter apply according to the following new wording:

Table I – BANK CREDIT BILL ISSUER
Corporate Name: TIM FIBER SP LTDA, new corporate name of ELETROPAULO TELECOMUNICAÇÕES LTDA
Finance Ministry’s Corporate Taxpayer Registry Number: 02.875.211/0001-01
Address: Av. Alfredo Egídio de Souza Aranha, 100 Bl. B 13
City: São Paulo                                     State: SP                            Zip Code: 04726-170
Email:                                                   Telephone:                        Fax:

3.- through the present amendment the parties decide to change the Bond’s interest rate and, consequently, also make changes to the section named Charges in Table II from the Bond’s Preface, which shall hereafter apply, in particular in regards to Charges, according to the following new wording:

“CHARGES:

Interest

a) Interest Rate: 100% (one hundred percent) of the compound Interbank Deposit Certificate with an annual flat rate of 0.900000% (zero and nine hundred millionth percent), which is equivalent to the monthly rate of 0.074692% (zero, and seventy four thousand six hundred and ninety two millionth percent).”

Instrument: 100111080022700	Page 1 of 4
Authentication: (SIM-II): d4534865 – 5052 – 4896 - 81a7 - 24567dfa5341
IBBA_KG_CCB_Amend_TIM_ID30749

[Stamp:] TIM Legal Department

4.- through this Amendment, the Parties decide to change the wording of paragraphs “c”, “g”, and “h” of clause 07 of the Bond, and to exclude paragraphs “h.1.” and “l”. Clause 07 of the Bond, therefore, shall hereafter apply according to the following new wording:

“CLAUSE 07. Acceleration Case – The debt in this Bill shall be considered accelerated, and thus requiring immediate payment, through judicial or extrajudicial notification, if any of the events listed below come to take place. The parties acknowledge here that such events may be a direct cause of  an undue increase in the risk of the payment’s default by the ISSUER, and thus making the onus of granting a loan more onerous for the CREDITOR of this Bill:

a) if the ISSUER does not (i) make a payment for which it is liable under this Bill up to 3 (three) business days from the date in which these payments are due; or, (ii) make a payment for which it is liable under this Bill up to 30 (thirty) days of the receipt of the notification sent by the CREDITOR in this regard;

b) if any of the events set forth in articles 333 and 1.425 of the Civil Code (Law No. 10.406/2002) occur;

c) if the ISSUER (i) declares bankruptcy; or (ii) has its bankruptcy requested and the request is not cancelled within the legal term; (iii) is dissolved or, still; (iv) suffers legitimate bond protest for whose payment it might be liable for, whose individual or global value exceeds R$ 80,000,000.00 (eighty million reais), except in the event that (a) it is cancelled, halted, suspended, or declared invalid within 10 (ten) days from the date of the protest; or, (b) if it is made by mistake or in bad faith by third parties, as long as this fact can be duly evidenced by the ISSUER;

d) if the ISSUER proposes an extrajudicial recovery plan to the CREDITOR or any other creditor or class of creditor, in spite of whether the referred plan was requested or granted by legal ratification;

e) if the ISSUER starts a lawsuit requesting judicial recovery, regardless of whether it is granted the recovery process or whether it is granted by relevant judge;

f) acceleration of any other contract, bill, or other debt instrument signed by the ISSUER to the CREDITOR whose individual or global value exceeds R$ 10,000,000.00 (ten million reais)

g) change or alteration of the ISSUER’s corporate name such that it may change the ISSUER’s current main activities or that adds to these activities new businesses that might have greater prevalence relative to the activities currently in development, except in the event of consolidation between companies from the same business group as the ISSUER that results in the change or alteration of the ISSUER’s corporate name;

Instrument: 100111080022700	Page 2 of 4
Authentication: (SIM-II): d4534865 – 5052 – 4896 - 81a7 - 24567dfa5341
IBBA_KG_CCB_Amend_TIM_ID30749

[Stamp:] TIM Legal Department

h) if there is any change, transfer or, direct or indirect, surrender of the control of shares/company, or in the event that the ISSUER suffers incorporation, merger or separation outside the same business group of the companies TIM BRASIL SERVIÇOS E PARTICIPAÇÕES S/A, TIM PARTICIPAÇÕES S/A, TIM CELULAR S/A, INTELIG TELECOMUNICAÇÕES LTDA., without the CREDITOR’s previous approval; and,

i) if any non-compliance, falseness, inaccuracies, mistakes, or omissions attributable to the ISSUER are found in any document that was signed, rendered or delivered by the ISSUER in regards to this Bill.”

5.- through this instrument, the parties decide to change the wording of clause 8 of the Bond, which shall hereafter apply according to the following new wording:

“CLAUSE 08. Late Payment – If the ISSUER does not duly comply with the liabilities listed in this Bill, including in the event of acceleration of this Bill, the ISSUER shall be served a notice of default, whether or not it receives a judicial and/or extra-judicial notification from the CREDITOR, so that the ISSUER shall be liable to pay for, during the default period and over all of the amounts owed due to this Bill:

a) the deferred payment interest calculated from the date of default to the date the payment is made, at the annual rate of 6% (six percent) over the amount owed;

b) the regular arrears penalty, nondeductible and of a compensatory nature, at the flat rate of 1% (one percent) over the owed and unpaid amount, after the grace period of 03 (three) business days, unless the payment was not made due to an operational problem which will need to be duly evidenced by the ISSUER.

First Paragraph -- The charges here set forth, indicated in items “a” and “b” above, will be calculated and capitalized until the final payment of the debt.”

6.- through this amendment, the parties decide to change the wording of clause 9 of the Bond, which shall hereafter apply according to the following new wording:

“CLAUSE 09. Attorney Fees – In the event that the CREDITOR needs to collect any AMOUNT referent to this Bill, whether by proof of claim or by acting against the insolvent debtor, the ISSUER shall be liable to pay to the CREDITOR compensation for eventual expenses with attorneys’ hired by the CREDITOR, based on judicial feeds by decree proceedings and according to final and unappealable decision.”

7.- through this amendment, the parties decide to change the wording of clause 10 of the Bond, which shall hereafter apply according to the following new wording:

“CLAUSE 10. Expenses – The ISSUER shall reimburse the CREDITOR for all expenses set forth in this Bill or any other general expenses that are reasonably incur or that might incur, directly or indirectly, from this Bill. These expenses shall be limited to the maximum amount of R$ 10,000.00 (ten thousand reais) and shall be reimbursed by the ISSUER in up to 30 (thirty) days from the receipt of the CREDITOR’s respective receipts.”

Instrument: 100111080022700	Page 3 of 4
Authentication: (SIM-II): d4534865 – 5052 – 4896 - 81a7 - 24567dfa5341
IBBA_KG_CCB_Amend_TIM_ID30749

[Stamp: Legal Department TIM]

8.- The ISSUER acknowledges that, for all legal purposes, on this date, the outstanding  value corresponding to the liabilities taken under the issue of this Bond is in the amount of R$ 28,000,000.00 (twenty eight million reais).

9.- The changes made in the Bond through this Amendment do not implicate in renewal, and all the liabilities, clauses, terms and conditions set forth in the Bond that were not explicitly changed in this amendment remain valid and applicable, in particular, the data in the Bond’s preface  and in its Attachment I are not altered. Every warranty made in the original Bond is here ratified.

10.- Following this Amendment, the ISSUER will make a cash payment to the CREDITOR, or on its behalf, at the location indicated in the Bond and on the Due Date (as well as all other  payment dates that have been explicitly agreed upon in the Bond, as modified, rectified and/or ratified at any time), the remainder of the debt, which is correct, net, and compulsory according to the terms of the Bond, plus the additional Charges, taxes, and expenses resulting from the Bond.

And, having so agreed, the parties sign this instruments in 2 (two) copies of equal format and content and with a sole purpose.

São Paulo, February 2nd, 2012

[illegible signature]		[illegible signature]
Rodrigo G. Galvão	TIM FIBER SP LTDA	Luiza Chaves
TIM – Finance & Treasury		TIM CELULAR S.A.
Treasury Operations

IN AGREEMENT:
[signature]

[signature]	[signature]
BANCO ITAÚ BBA SA
[illegible] Ramos de Sant Ana	Fernanda Souza de Almeida
ID Number 08156409-5	ID Number: 11374116-9
Individual Taxpayer Number:	Individual Taxpayers Number:
003[illegible]	084.488.317-48

WITNESSES: 1) [signature]	2) [signature]

Name: Daniel Fisman Nigri	Name: Albertina da F. B. de Oliveira
Individual Taxpayers’ Number:	Individual Taxpayers Number:
106.651.367-81	895.067.907-87
ID Number: 020.675.100-9

Instrument: 100111080022700	Page 4 of 4
Authentication: (SIM-II): d4534865 – 5052 – 4896 - 81a7 - 24567dfa5341
IBBA_KG_CCB_Amend_TIM_ID30749

[Stamps:]  1. Legal Department TIM
  2. Itaú BBA, Accommodated SP, RJ Branch

[Client’s Copy]

BANK CREDIT BILL
No. 100111080022700
I – PREFACE

Table I – BANK CREDIT BILL ISSUER
Corporate Name: ELETROPAULO TELECOMUNICAÇÕES LTDA
Finance Ministry’s Corporate Taxpayer Registry Number: 02.875.211/0001-01
Address: Av. Alfredo Egídio de Souza Aranha, 100 Bl. B 13
City: São Paulo                                      State:                                   Zip Code: 04726-170
Email:                                                      Telephone:                          Fax:

Principal’s Amount: $28,000,000.00 (twenty eight million reais) Loan’s Net Value According to Request (defined below)
CHARGES:
Interests
a) Interest Rate: 100% (one hundred percent) of the compound Interbank Deposit Certificate, with an annual flat rate of 1.50% (um and fifty hundredth per cent), which is the equivalent to the monthly rate of 0.124149% (zero and one hundred and twenty four millionth percent)
Structuring Commission
0.40% (forty hundredth percent), flat, over the Principal’s Amount, due on the Disbursement Date.
Expenses:
Expenses with registry and Formalization of this Bill following the clause “Expenses.”

Date of Issue: 08/22/2011
Disbursement Date: 09/27/2011
Taxes:
a) Tax on Financial Operations – paid on the same date as the loan’s disbursement

 □  with Issuer’s resources
 ☒ with resources from the loan granted by this CCB

The provisions of the Clause “Tax Payment” applies to the new taxes and the eventual increases in the existing ones.
Place of Payment: SÃO PAULO
Bill’s Due Date: In conformity with Attachment I, following Clauses “Promise of Payment” and “Acceleration”
Table III – ISSUER’S CHECKING ACCOUNT -- DEBIT
Bank Itaú Unibanco S.A. – No. 341	Agency 912	Checking Account Number 09231-9
Table IV – CHECKING ACCOUNT FOR RELEASE
The ISSUERS checking accounts indicated in the respective Requests (defined below)

II -- CLAUSES

CLAUSE 01. The promise of payment – The ISSUER, qualified as in the Preface above (henceforth “ISSUER”), will pay at the Place of Payment (identified above) through this BANK CREDIT BILL No. 100111080022700 (“Bill”), issued according to the current legislation by BANCO ITAÚ BBA S/A (henceforth simply referred to as “CREDITOR”), a private financial institution with headquarters at Av.

Instrument: 100111080022700	Page 1 of 12
Authentication: (SIM-II): 3f15a0c4 – b3fb – 4982 – beee – 3086f6539fad
IBBA_KG_CCB_Grant_Cancel/Disbursement_AES_ID44163_ID 68291
[Stamps:] 1. Legal Department TASC
   2. NOT NEGOTIABLE

Brigadeiro Faria de Lima, 3400, 3rd-8th and 11th and 12th floors (partial), registered in the Corporate Taxpayer Registry under No. 17.298.092/0001-30, or on its behalf, in installments or in a single payment, on the dates identified above at times determined by this Bill, in the Preface and its Attachments (“DUE DATE”), the cash debt, correct, net, and compulsory, corresponding to the total amount determined under this Bill plus additional Charges, taxes, and expenses here agreed upon (under the label “AMOUNT”), following the provisions of the additional Clauses determined as follows:

CLAUSE 02. On the purpose and release of the loan – The purpose of this Bill is the granting of a loan to the ISSUER by the CREDITOR. The loan here granted will come into effect after the request for disbursement is sent to the CREDITOR by the ISSUER through Attachment II (the “Request”), or through another approved format that is not forbidden by the current norms.

First Paragraph – The ISSUER shall, up to 35 days from the CREDITOR’s receipt of the Request, cancel the Request or change its amount to a lower amount, in which event it will pay to the CREDITOR, for the total or partial cancelation, a penalty in the value of 0.04% (four hundredth percent) over the difference between the original value of the Request and the new value of the new disbursement, in the event of total or partial cancelation, or over the total value of the intended Request, in the event of total cancelation. The penalty here established shall be paid 5 (five) days from the total or partial cancelation of the Request.

Second Paragraph -- When it is indicated in the Preface that the Tax on Financial Operations will be paid with the resources from the loan granted by the CCB, the CREDITOR, will withhold taxes releasing to the ISSUER the loan’s net amount.

Third Paragraph – After sending the Request and deducting taxes and charges that are owed in advance, as it may apply, the Principal’s Amount mentioned in the Preface will be credited directly into the Checking Accounts for Clearance owned by the ISSUER’s that is indicated in the Preface, unless indicated otherwise in writing. The loan will be made through transfer or by electronic check issued by the CREDITOR following the terms of the Request, or through another allowed format that is not forbidden by the currents norms.

 Fourth Paragraph – If the terms of this Bill are followed and the ISSUER’s instructions are met, the transfer made by the CREDITOR to the ISSUER, or through any other legal mean of transfer, will grant the use of the loan taken.

Fifth Paragraph – The Attachments and additional documents issued according to them are an integral part of this Bill.

Sixth Paragraph – Only in the occasions in which the Disbursement Date follows the Data of Issuance of this Bill, if there are any adverse and relevant changes in the political, financial, economic, national, or international situation as well as changes in the currency exchange, interest, currency, currency exchange rates or interest, the CREDITOR shall, at its sole discretion, draft a new agreement regarding Interest Rates, which will only after the ISSUER is notified in advance.

Instrument: 100111080022700	Page 2 of 12
Authentication: (SIM-II): 3f15a0c4 – b3fb – 4982 – beee – 3086f6539fad
IBBA_KG_CCB_Grant_Cancel/Disbursement_AES_ID44163_ID 68291

[Stamps:] 1. Legal Department TASC
   2. NOT NEGOTIABLE

If the ISSUER does not accept the changes proposed by the CREDITOR, the ISSUER shall rescind this Bill without any onus, including without being liable to pay for any commission or compensation.

CLAUSE 03. Regarding the charges and additional financial charges – The ISSUER will pay interest on the Principal’s amount as defined in the Preface, This interest will be capitalized, without prejudice to the payment of the other Charges and Taxes agreed upon on the Preface and on the additional Clauses of this Bill. Interest may be charge at either a pre-fixed or post-fixed rate.

First Paragraph – Every semester, starting from the Disbursement Date of this Bill, the CREDITOR shall, at its own discretion, have a new agreement regarding the Interest Rates indicated in the Preface, which will apply after a notification is sent at least15 (fifteen) days prior to the end of the referred period, following the instructions of the  “Communications” Clause, below. In the event that the ISSUER does not agree with the Interest Rate established by the CREDITOR, the ISSUER is irrevocably responsible for cancelling this Bill using the provisions of the Clause “Early Settlement”, on the date of the end of the respective semester. In the absence of a statement by the ISSUER, up to two days prior to the end of the respective semester, for all legal purposes, the change will be considered a tacit agreement on the New Interest Rate.

Second Paragraph – Interest will be capitalized daily, that is, calculated exponentially pro rata temporis, applying the Interest Rate determined in the Preface over the outstanding value of the Principal’s Amount starting from the Disbursement Date. The daily capitalization is defined as the result obtained from the accumulation, in the format of a compound capitalization, of the percentage of the daily average rate of the compound Interbank Deposit Certificate with the tax rate (both indicated in the preamble), given that (i) the percentage of the Interbank Deposit Certificate (“IDC”) will be calculated based on the annual average rate (considered one year as equal to 252 days) relative to the operations with the IDC, with a term equal to 1 (one) business day (over), investigated and published by the CETIP -- Securities Central Custody and Financial Liquidation Registry, rounding the daily factor to the eighth decimal house; and (ii) the flat rate, when defined, will also be calculated through a capitalized format, but based on a year of 360 (three hundred and sixty) days. When the IDC percentage is zero, the Interest will be considered pre-fixed.

Third Paragraph – Interest will be applied during the validity period of this Clause (i) including the Interest Rate referent to the Disbursement Date, or the data of the principal’s last installment payment; and (ii) excluding the Interest Rate referent to the respective due date. In cases of dissolution, no publication or impossibility, for any reason, of the IDC’s daily average rates used, a substitute rate will be used based on the variation of the Brazilian Central Bank’s Selic Rate published by the ANDIMA – National Association of Financial Market Institutions.

Fourth Paragraph – Considering the introduction to this Clause and its additional Paragraphs, next a mathematical formula can be found showing the calculation of the values owed when the Interests are applied:

Instrument: 100111080022700	Page 3 of 12
Authentication: (SIM-II): 3f15a0c4 – b3fb – 4982 – beee – 3086f6539fad
IBBA_KG_CCB_Grant_Cancel/Disbursement_AES_ID44163_ID 68291

[Stamps:] 1. Legal Department TASC
   2. NOT NEGOTIABLE

DU
VPn = VPn +SD x{[ ∏n [1+(((1 + CetipRatei /100)1/252 -1) x P/100)] x [(1 + a/100) DCn/360]]-1}
i=1
where:
a = flat rate on base 360;
DCn  = term in calendar days, from the Disbursement Date to the date of the last payment of the interest, whichever happens last until the respective due date;
DUn =term in business days, from the Disbursement Date or the date of the last payment of the interest, whichever happens last until the respective due date;
P = IDC’s percentage
CetipRate = Interbank Deposit Certificate (IDC) rate, Over, expressed on base 252;
VFn = value of each installment on their respective due date;
VPn = amortization value of the Nth principal installment;
n = installment number;
SDn = principal’s outstanding amount with no deduction of the amortized installment.

CLAUSE 04. Form of payment – The ISSUER will mandatorily pay the entire AMOUNT  due at their respective DUE DATE through direct debit from the account mentioned in the Preface from Itaú Unibanco S.A. (headquartered at Praça Alfredo Egydio de Souza Aranha, no. 100, Torre Itausa, In the City and State of São Paulo, registered at the Corporate Taxpayer Registry under No. 60.701.190/0001-04, henceforth referred to as “ITAÚ UNIBANCO”), which should have enough balance.

First Paragraph – In the event the ISSUER does not have a checking account at ITAÚ UNIBANCO the ISSUER irrevocably shall make payments on the DUE DATES through electronic check sent directly to the CREDITOR.

Second Paragraph – Any receipt of installment payment made outside of the determined term will constitute mere grace, and in no way will affect the DUE DATE or the additional items and conditions of this Bill, and will not lead to the renewal or modification of what has been currently agreed, including the charges resulting from the delay.

Third Paragraph – In the event that any payment dates (of principal, Charges, Taxes, and additional financial charges) set forth in this Bill fall on a national, municipal, or bank holiday, the ISSUER shall make the payment on the next business day. In this event, Interest will apply on the date of the actual payment.

Fourth Paragraph – Early payment of this Bill can be made by the ISSUER, fully or partially, following the provision of the Clause “Early Settlement” of this Bill.

CLAUSE 05. The CREDITOR shall make available to the ISSUER monthly statements or spreadsheets that are considered integral part of this Bill. The statements and spreadsheets shall be sent by email to the ISSUER, following the terms of clause 17, every time this is requested.

Instrument: 100111080022700	Page 4 of 12
Authentication: (SIM-II): 3f15a0c4 – b3fb – 4982 – beee – 3086f6539fad
IBBA_KG_CCB_Grant_Cancel/Disbursement_AES_ID44163_ID 68291

[Stamps:] 1. Legal Department TASC
   2. NOT NEGOTIABLE

Sole Paragraph: THE ISSUER ACKNOWLEDGES THAT THE ISSUER’S CHECKING ACCOUNT STATEMENTS ABOVE MENTIONED AND THE SPREADSHEETS PRESENTED BY THE CREDITOR ARE PART OF THIS BILL AND THE VALUES THEREIN, IF FOUND IN CONFORMITY WITH THIS BILL, ARE CORRECT AND COMPULSORY. IF THE ISSUER DOES NOT AGREE WITH THE VALUES IN ANY STATEMENT OR SPREADSHEET, THE ISSUER MUST COMMUNICATE THIS TO THE CREDITOR IN WRITING. IF THE ISSUER FAILS TO COMPLAIN WITHIN 5 (FIVE) DAYS AFTER THE RECEIPT OF THE STATEMENTS AND/OR OF THE SPREADSHEET, THIS WILL CONSTITUTE DOCUMENTAL EVIDENCE OF THE LOAN’S USE, CERTAINTY AND LIQUIDITY.

CLAUSE 06. Location of Payment – In the event that due payments are not made by direct deposit on checking account, without prejudice to the applicable legal rules and regulations, payment of the owed values following this Bill, including the additional fees stipulated above, shall be made at the CREDITOR’s address, or in any of its branches, directly to the CREDITOR or on its behalf.

CLAUSE 07. Acceleration Case – The debt in this Bill shall be considered accelerated and thus requiring immediate payment, through judicial or extrajudicial notification, if any of the events listed below come to take place, and that the parties acknowledge here as direct reason for an undue increase in the risk of payment default by the ISSUER, and thus making the onus of granting a loan more onerous for the CREDITOR of this Bill:

a) if the ISSUER’S does not (i) make a payment for which it is liable under this Bill up to 3 (three) business days from the date in which these payments are due; or, (ii) make a payment for which it is liable under this Bill up to 30 (thirty) days of the receipt of the notification sent by the CREDITOR in this regard;

b) if any of the events set forth in articles 333 and 1.425 of the Civil Code (Law No. 10.406/02) occur;

c) if the ISSUER (i) declares bankruptcy; or (ii) has its bankruptcy requested and the request is not cancelled within the legal term; (iii) is dissolved or, still; (iv) suffers legitimate bond protest for whose payment it might be liable, whose individual or global value exceeds R$ 20,000,000.00 (twenty million reais), except in the event that (A) within 5 (five) business days the ISSUER shows evidence that the protest was made by mistake or in bad faith by a third party; (B) if it is cancelled; or (C) if the requirement is suspended by judicial decision;

d) if the ISSUER proposes an extrajudicial recovery plan to the CREDITOR or any other creditor or class of creditor, in spite of whether the referred plan was requested or granted by legal ratification;

e) if the ISSUER starts a lawsuit requesting judicial recovery, regardless of whether it is granted the recovery process or its concession by relevant judge;

f) acceleration of any other contract, bill, or other debt instruments signed by the ISSUER to the CREDITOR whose individual or global value exceeds R$ 10,000,000.00 (ten million reais)

g) change or alteration of the ISSUER’s corporate name such that it may change the ISSUER’s current main activities or that adds to these activities new businesses that might have greater  prevalence relative to the activities currently under development;

Instrument: 100111080022700	Page 5 of 12
Authentication: (SIM-II): 3f15a0c4 – b3fb – 4982 – beee – 3086f6539fad
IBBA_KG_CCB_Grant_Cancel/Disbursement_AES_ID44163_ID 68291

[Stamps:] 1. Legal Department TASC
   2. NOT NEGOTIABLE

h) if there in any change, transfer or, direct or indirect, surrender of the control of the shares/company, or in the event that the ISSUER suffers incorporation, merger or separation outside the same business group of the companies without the CREDITOR’s previous approval, except when the control of the share/company is transferred to another company whose rating is equal to or higher than (i) AA+, according to the parameters established by the  S&P or Fitch Agencies, and (ii) Aa1, according to the parameters established by the Moody’s Agency; or,

h.1.) In the event that the control of the shares/company is transferred to a company that does not have its ratings published by the rating agencies as stipulated in item “h” above, it will be at the CREDITOR’ sole discretion to decide whether there will be acceleration of the current bill.

k) if any non-compliance, falseness, inaccuracies, mistakes, or omissions attributable to the ISSUER are found in any document that was signed, rendered or delivered by the ISSUER in regards to this Bill; and,

l) in the event of the ISSUER’s failure to maintain this financial index to be verified annually during the validity of this Bill:

Net Debt/EBIDTA ≤ (less of equal to) 2.50 (two and fifty hundredths)

l.1) In order to determine the financial index above, which will be done annually starting from the Date of Emission of this Bill, the ISSUER’s accounting and financial statements will be checked at the end of every term, and the following definitions will be adopted:

Debt: sum of long- and short-term loans and financing, including bonds granted with recourse, endorsements and financial guarantees granted to benefit third parties, commercial/financial leasing, fixed income bonds/securities issued by the company that are not convertible from public or private issuance in the local or international markets, as well as liabilities resulting from financial tools – derivatives.

Liquid Debt: value of the debt minus the cash availabilities, financial investments, and assets resulting from financial tools  -- derivatives.

EBIDTA: result relative to the 12 months preceding the verification date, before income taxes and social contribution, depreciation, and amortization,  and before the financial and non-operational results , and equity.

CLAUSE 08. Late Payment – If the ISSUER does not duly comply with any of the requirements listed on this Bill, including in the event of acceleration of this Bill, the ISSUER will be served a notice of default, whether or not it receives a judicial and/or extra-judicial notification from the CREDITOR, so that the ISSUER is liable to pay for, during the default period and over all of the amounts owed due to this Bill:

a) Default Interest calculated day to day according to the Brazilian Central Bank’s Selic Rate, published by ANDIMA – National Association of Financial Market Institutions, in the period between the payment’s due date and the date of the actual payment, over the total value of the outstanding balance at the due date, plus a 1% (one percent) annual percentage;

Instrument: 100111080022700	Page 6 of 12
Authentication: (SIM-II): 3f15a0c4 – b3fb – 4982 – beee – 3086f6539fad
IBBA_KG_CCB_Grant_Cancel/Disbursement_AES_ID44163_ID 68291

[Stamps:] 1. Legal Department TASC
   2. NOT NEGOTIABLE

b) Default interest rates at the monthly rate of 1.0% (one percent), calculated day to day.

First Paragraph – The charges here set forth, indicated in items “a” and “b” above will be calculated and capitalized until the final payment of the debt.

Second Paragraph – In the event that it is impossible, for whatever reason, to use the rate set forth in item “a,” the Default Interest will be calculated based on the average interest rates applied in the previous 5 (five) years by major Brazilian banks based on the assets criteria, on the active operations in reais, in the period between the payment’s due date and the actual date in which the payment is made.

CLAUSE 09. Attorney’s Fees – In the event that the CREDITOR needs to collect any AMOUNT referent to this Bill, whether by proof of claim or by acting against the insolvent debtor, the ISSUER is liable to pay to the CREDITOR compensation for any eventual expenses with attorney’s hired by the CREDITOR, based on judicial feeds by decree proceedings and according to final and unappealable decision.

CLAUSE 10. Expenses – The ISSUER is liable to pay for all the expenses and ordinary or extra-ordinary charges related to the collection of this Bill, including, but not exclusively, all notary charges. These expenses will be paid by the ISSUER to the CREDITOR within 3 (three) business days after the receipt, by the ISSUER of the respective notice of debit, under the penalty of acceleration of this Bill.

CLAUSE 11. Tax payment – The ISSUER is aware and agrees that the CREDITOR will collect payments of any taxes, contributions and/or additional charges, except for income charges, that may incur over this Bill and/or that may incur in the future, resulting from the existence, increase, and/or creation of these same taxes, contributions and/or additional charges. To this effect, the ISSUER acknowledges that all and any amounts are a net amount, and a correct and compulsory amount, that shall be presented to it by the CREDITOR, and that these values are pertinent to these taxes, contributions and/or additional charges, which shall be paid by the ISSUER on their due date, under penalty of the acceleration of this Bill and the execution of the guarantees herein.

Sole Paragraph – The Taxes on Financial Operations will be handled, collected, and paid in conformity with this Bill and following the current legislation. The ISSUER authorizes debit from the ISSUER’s checking account indicated in Table III in the preface for the purpose of this payment.

CLAUSE 12. Early settlement – The ISSUER’s term of liability resulting from this Bill was established taking into consideration the interests of both parties, so that an early payment by the ISSUER, including in the event that the early payment is made to the CREDITOR with resources from another financial institution, constitutes compliance with liabilities outside the term. The parties  pre-establish that, the outstanding debt at the time of the early payment will consist of the non-amortized principal’s amount plus: (i) the charges agreed upon in this Bill relative to the time elapsed up to the date of the early payment; and, (ii) the compensation that the parties here approve and agree upon, which will be a flat rate of 0.06 % over the value to be paid.

Instrument: 100111080022700	Page 7 of 12
Authentication: (SIM-II): 3f15a0c4 – b3fb – 4982 – beee – 3086f6539fad
IBBA_KG_CCB_Grant_Cancel/Disbursement_AES_ID44163_ID 68291

[Stamps:] 1. Legal Department TASC
   2. NOT NEGOTIABLE

First Paragraph – Every semester from the Disbursement Date, the CREDITOR shall, at its sole discretion, set a new agreement regarding the above-mentioned compensation. This change will be notified in advance, at least 15 (fifteen) days prior to the end of the referred period.

Second Paragraph – The payment of the compensation set forth in Clause 12, shall not be applicable in the event of pre-payment made in the following dates:

I – the last day of the 6 (six) month term, from the Disbursement Date of this Bill;

II – the last day of the 12 (twelve) month term, from the Disbursement Date of this Bill;

III – the last day of the 18 (eighteen) month term, from the Disbursement Date of this Bill; or,

IV -- the last day of the 24 (twenty four) month term, from the Disbursement Date of this Bill.

V -- the last day of the 30 (thirty) month term, from the Disbursement Date of this Bill

CLAUSE 13. Grace Period – The CREDITOR’s forbearance in exercising any of its rights or authority that are conceded to it by the law or by this bill, or the eventual agreement in accepting late payments from the ISSUER shall not consist of renewal and shall not prevent the CREDITOR from exercising at any time the referred rights and authority.

CLAUSE 14:. The additional responsibilities of the ISSUER:

a) The ISSUER shall be responsible for informing the CREDITOR of any changes in address. For the effect of communication/information of any act or fact resulting from this Bill, the ISSUER will be automatically notified, without greater formalities, at the address that has been indicated in the Preface.

b) The ISSUER is responsible for the truth and accuracy of the data and information here provided or sent to the CREDITOR through the Request or other means.

c) The ISSUER commits to delivering to the CREDITOR, on a date determined by the CREDITOR, the documents that the CREDITOR requests to update those already provided, or that come to be requested by the current norms or due to determination or request by the relevant authorities.

CLAUSE 15. Environmental responsibility – The ISSUER states that it respects the environmental laws and that the resources resulting from this Bill shall not be used with the purpose of causing social damage and that they do not breach the rules and regulations of the National Environmental Policy.

First Paragraph: The ISSUER shall obtain all documents (expert reports, studies, reports, licenses, etc.) required by environmental laws and shall provide evidence of such and notify the CREDITOR, immediately, if there are unfavorable conditions of any kind.

Instrument: 100111080022700	Page 8 of 12
Authentication: (SIM-II): 3f15a0c4 – b3fb – 4982 – beee – 3086f6539fad
IBBA_KG_CCB_Grant_Cancel/Disbursement_AES_ID44163_ID 68291

[Stamps:] 1. Legal Department TASC
   2. NOT NEGOTIABLE

Second Paragraph: The ISSUER shall deliver to the CREDITOR, if so requested, notarized copy of all the above documents, immediately informing the CREDITOR, in writing, about any irregularities or any event that the relevant authorities may consider a violation of any of the environmental protection laws or any requests for remediation of environmental damage.

Third Paragraph: The ISSUER, regardless of guilt, shall reimburse the CREDITOR for any amount that it may be forced to pay as a result of environmental damages that, in anyway, the authorities judge to result from this Bill and it will also compensate the CREDITOR for any loss or damage, including to its image, that the CREDITOR might experience as the result of the environmental damage.

CLAUSE 16. Loan Information System – The ISSUER authorizes the CREDITOR to, at any time, even after the end of this operation:

a) provide the Brazilian Central Bank with information that will be included in the Loan Information System. This information will concern the amount of debt paid and to be paid, including delayed payments and operations concluded with prejudice, as well as the value of the liabilities taken and the warranties given, and,

b) to consult the Loan Information System about eventual information concerning the ISSUER.

Sole Paragraph: The purpose of the Loan Information System is to provide the Brazilian Central Bank with information regarding loan operations. Its purpose is to supervise credit risk and the exchange of information between financial institutions. The ISSUER is aware that the CREDITOR’s search of the Loan Information System can only be done with prior authorization and it ratifies eventual searches that have been conducted previously for the purpose of this contract. The ISSUER may access, at any time, the Loan Information System’s data through the means made available by the Brazilian Central Bank and, in the event of dispute of the data provide to the Loan Information System  by the CREDITOR, the ISSUER shall request the correction, exclusion, or registration of supplementary notes, including legal decisions, from the CREDITOR, in writing and substantiated.

CLAUSE 17. Communication – Any notice or communication from one Party to another in regards to this Bill shall be made in writing and may be delivered or sent by registered mail, fax, or electronically, in any of these case with proof of receipt, to the address and to the care of the legal representatives indicated below:

To the ISSUER: C/O Mr. Luiz Eduardo Burger Ribeiro Address: Rua Lourenço Marques, No. 158 3rd Floor Fax: 11 2195-2503 luiz.eduardo.ribeiro@aes.com	To the CREDITOR: C/O Middle Office Structured Operations Address: Av. Brigadeiro Faria Lima, No. 3400 - 11th Floor, Sao Paulo/SP Fax: 11-3708-8857 Email: IBBA - MiddleEstruturadasOpçôes@itaubba.com.br

                                                                                                                                                                                                                                                                                       Email:
Instrument: 100111080022700	Page 9 of 12
Authentication: (SIM-II): 3f15a0c4 – b3fb – 4982 – beee – 3086f6539fad
IBBA_KG_CCB_Grant_Cancel/Disbursement_AES_ID44163_ID 68291

[Stamps:] 1. Legal Department TASC
   2. NOT NEGOTIABLE

First paragraph: Any changes in the above information, except in what concerns the name of the people in the current positions indicated, shall be informed to the other party, previously and in writing, at least 5 (five) days in advance. In the event that the provision in this item is not followed, the communications sent to the above indicated locations and people will be considered valid and duly delivered.

Second Paragraph: Any time that this Bill requires or allows any permission, approval, notification, or request from one or the other Party, the permission, approval, notification, or request shall be considered delivered and received: (i) on the date of the delivery, if delivered in person or by telegram; (ii) at the end of the first business day following the transmission (with a confirmation receipt) if sent by fax; (iii) at the end of the second business day after it was sent, if sent by courier service; and, (iv) at the end of the fifth business day after it was sent, if sent by regular mail, with pre-paid certified or registered, postage, in any of such cases, as long as it is sent to the people and addresses indicated in this Bill.

CLAUSE 18. Choice of jurisdiction – The capital of the state of São Paulo is chosen and the jurisdiction where the clarification of any doubts concerning this Bill and other guarantees shall be made, although the CREDITOR may choose the jurisdiction of the headquarters of the ISSUER, with the exclusion of any other, no matter how much more privileged it might be.

São Paulo, August 22nd, 2011

ISSUER:	[signature] [signature]
Rinaldo Pecchio Jr.
ELETROPAULO TELECOMUNICAÇÕES LTDA

IN AGREEMENT:
[signature]	[signature]
Alfredo Fernandes Pereira	Maisa Golçalves Vieira
Individual Taxpayers’ Registry:	ID: 12.854.6[illegible]0-3
091.546.888-33	Individual Taxpayers’ Registry:
ID: 9.822.972-2	064.676.168-47

ITAÚ BANK BBA S/A

WITNESSES:
1) [signature]	2) [signature]
Juliana Cristina Rocha	Katia Muniz de Carvalho
Individual Taxpayers’ Registry:	ID Number: 19.291.206-9
287.547.488-01	Individual Taxpayers’ Registry:
ID Number: 26.493.507-X	135.464.468-95

ITAÚ BANK BBA S/A

Instrument: 100111080022700	Page 10 of 12
Authentication: (SIM-II): 3f15a0c4 – b3fb – 4982 – beee – 3086f6539fad
IBBA_KG_CCB_Grant_Cancel/Disbursement_AES_ID44163_ID 68291

[Stamps:]   1. Legal Department TASC
2. NOT NEGOTIABLE]
3. Renato Augusto Daher, USGAAP Brazil
4. Itaú BBA, PCAN Accommodated

ATTACHMENT 1
BANK CREDIT BILL – No. 100111080022700 SIGNED ON 08/22/2011
Payment Timeline for Principal and Interest

INSTALLMENT	AMOUNT R$	DUE DATE
01	0.00 + 100 % of IDC + 1.50 % annual exp.	03/19/2012
02	0.00 + 100 % of IDC + 1.50 % annual exp.	09/17/2012
03	0.00 + 100 % of IDC + 1.50 % annual exp.	03/18/2013
04	33.33 % of principal + 100 % of IDC + 1.50 % annual exp.	09/16/2013
05	33.33 % of principal + 100 % of IDC + 1.50 % annual exp.	03/17/2014
06	33.34 % of principal + 100 % of IDC + 1.50 % annual exp.	09/15/2014

Instrument: 100111080022700	Page 11 of 12
Authentication: (SIM-II): 3f15a0c4 – b3fb – 4982 – beee – 3086f6539fad
IBBA_KG_CCB_Grant_Cancel/Disbursement_AES_ID44163_ID 68291

ATTACHMENT 2
BANK CREDIT BILL – No. 100111080022700 SIGNED ON 08/22/2011

Request for Disbursement

São Paulo, August 22nd, 2011

To Itaú Bank BBA S.A.

Re: BANK CREDIT BILL No. 100111080022700 SIGNED ON 08/22/2011 (“BILL”)

Dear Sirs,

All of the provisions, concepts, and Clauses of this Bill are applied to the loan here requested. Therefore, we confirm the closing of the loan agreed upon in the Bill and request the disbursement in the amount of R$ 28,000,000.00 (twenty eight million reais) (the Loan’s Net Value being equal to R$ 27,474.580.00 (twenty seven million four hundred and seventy four thousand and five hundred and eighty reais) to be made on 09/27/2011 in the following checking accounts of our ownership:

I – Bank: 341 – Agency: 912
Checking Account: 09231-9
Amount: R$ 27,474.580.00 (twenty-seven million four hundred and seventy-four thousand and five hundred and eighty reais).

[signature]                                           [signature]
________________________________________
[stamp:]Rinaldo Pecchio Jr.
ELETROPAULO TELECOMUNICAÇÕES LTDA

Instrument: 100111080022700	Page 12 of 12
Authentication: (SIM-II): 3f15a0c4 – b3fb – 4982 – beee – 3086f6539fad
IBBA_KG_CCB_Grant_Cancel/Disbursement_AES_ID44163_ID 68291